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                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This First Amendment to the Agreement and Plan of Merger (the "Amendment") is made and entered into as of this 1st day of August, 2003, by and between PMC Commercial Trust, a Texas real estate investment trust ("Trust"), and PMC Capital, Inc., a Florida corporation that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended ("Capital").

                                    RECITALS:

         WHEREAS, Trust and Capital entered into that certain Agreement and Plan of Merger dated as of March 27, 2003 (as amended or modified from time to time, the "Agreement");

         WHEREAS, the Agreement entitles either Trust or Capital to terminate the Agreement if the Merger (as defined in the Agreement) is not consummated by December 31, 2003; and

         WHEREAS, Trust and Capital desire to amend the Agreement to extend such termination date from December 31, 2003 to February 29, 2004.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trust and Capital hereby agree as follows:

         1. Definitions. All capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, unless otherwise specifically defined herein.

         2. Amendment to Section 11.1(e). Effective as of the date hereof,
Section 11.1(e) of the Agreement is hereby amended to read in its entirety as follows:

                  (e) by either Trust or Capital, if the Merger shall not have been consummated before February 29, 2004; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 11.1(e);

         3. Effect. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, all of the terms, provisions and conditions of the Agreement are ratified and confirmed and shall remain in full force and effect.

         4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         5. Applicable Law. This Amendment shall be governed by the laws of the State of Texas, without regard to the principles of conflicts of law thereof.

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         6. Entire Agreement. This Amendment and the Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

         7. Severability. If any provision of this Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be effective as of the date first above written.


                                   PMC COMMERCIAL TRUST,
                                   a Texas real estate investment trust


                                   By: /s/ Andrew S. Rosemore
                                       ------------------------------------
                                        Andrew S. Rosemore
                                        Executive Vice President and
                                        Chief Operating Officer



                                   PMC CAPITAL, INC.,
                                   a Florida corporation


                                   By: /s/ Lance B. Rosemore
                                       ------------------------------------
                                        Lance B. Rosemore
                                        Chief Executive Officer